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                                                                    Exhibit 99.1

(EMERSON LOGO)

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NEWS & INFORMATION

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FOR:                 EMERSON RADIO CORP.
                     9 Entin Road
                     Parsippany, NJ 07054-0430

CONTACT:             EMERSON RADIO CORP.        OR    INVESTOR RELATIONS:
                     Kenneth A. Corby                 Laura Boorn
                     Executive Vice President,        Investor Relations Manager
                     Chief Financial Officer          (972) 884-2302
                     (972) 884-2302

Monday, June 30 2003

                     FOR IMMEDIATE RELEASE


                        EMERSON EXTENDS FILING FORM 10-K

        ** ON-GOING GOODWILL VALUATION BY SPORTING GOODS SEGMENT CITED **


PARSIPPANY, N.J., June 30, 2003 - Emerson Radio Corp. (AMEX:MSN) announced today it had filed with the Securities and Exchange Commission a request to extend the filing date of its Form 10-K for the fiscal year ended March 31, 2003.

Kenneth A. Corby, Executive Vice President and Chief Financial Officer stated, "Sport Supply Group ("SSG"), our 53% owned subsidiary, extended the filing date of its Form 10-K in order to complete the valuation process of its Goodwill as required by newly implemented accounting standards. Accordingly, this required Emerson to extend its filing date. We anticipate filing Emerson's Form 10-K by the extended due date of July 14, 2003 once SSG's final results are available."


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This press release other than the historical information, consists of
"forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) which are identified by the use of words such as "believes", "expects", "projects", and similar expressions. While these statements reflect the Company's current beliefs and are based on assumptions that the Company believes are reasonable, they are subject to uncertainties and risks that could cause actual results to differ materially from anticipated results. These risks and uncertainties are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's reports on Form 10-K, 10-Q and 8-K.



EMERSON RADIO CORP., founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions, and other video products, microwave ovens, clocks, radios, audio and home theater products. Its 53% owned subsidiary, Sport Supply Group, Inc. is a direct marketer of sports-related equipment and leisure products to the institutional market, including schools, colleges, universities, government agencies, military facilities, athletic clubs, athletic teams and dealers, youth sports leagues and recreational organizations. Emerson's web site is www.emersonradio.com.


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